As filed with the Securities and Exchange Commission on July 10, 2023

Registration No. 333-240319

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BLACK HILLS CORPORATION

(Exact name of registrant as specified in its charter)

South Dakota	46-0458824
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7001 Mount Rushmore Road

Rapid City, South Dakota 57702

(605) 721-1700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian G. Iverson, Esq.

Senior Vice President — General Counsel

7001 Mount Rushmore Road

Rapid City, South Dakota 57702

(605) 721-1700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

WITH COPIES TO:

Brandon C. Mason, Esq.

Faegre Drinker Biddle& Reath LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402

(612) 766-7000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b 2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

TERMINATION OF REGISTRATION STATEMENT AND DEREGISTRATION OF SECURITIES

Black Hills Corporation (the “Registrant”) is filing this post-effective amendment no.1 (the “Post-Effective Amendment”) to amend the Registration Statement on Form S-3 (File No. 333-240319), which was filed with the Securities and Exchange Commission on August 4, 2020 (the “Registration Statement”), relating to Registrant’s Common stock, par value $1.00 (“Common Stock”), that were issuable under the Registrant’s Direct Stock Purchase and Dividend Reinvestment Plan (the “Plan”). The Registrant terminated the Plan, effective as of July 7, 2023.

Pursuant to an undertaking made by the Registrant in the Registration Statement, the Registrant is filing this Post-Effective Amendment to deregister all of the shares of Common Stock that were not sold pursuant to the Registration Statement as of the date of this Post-Effective Amendment. The Registrant hereby amends the Registration Statement to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rapid City, State of South Dakota, on July 10, 2023.

BLACK HILLS CORPORATION
/s/ Brian G. Iverson
Brian G. Iverson
Senior Vice President and General Counsel

No other person is required to sign this Post-Effective Amendment in reliance on Rule 478 of the Securities Act of 1933, as amended.